Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SP Plus Corporation

(Exact name of registrant as specified in its charter)

Delaware	16-1171179
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)
200 East Randolph Street, Suite 7700
Chicago, Illinois	60601-7702
(Address of registrant’s principal executive offices)	(Zip Code)

SP PLUS CORPORATION LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED

(Full title of the plan)

G Marc Baumann

President, Chief Executive Officer and Chairman

SP Plus Corporation

200 East Randolph Street, Suite 7700

Chicago, Illinois 60601-7702

(312) 274-2000

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Ritu Vig

Chief Legal Officer and Corporate Secretary SP Plus Corporation

200 East Randolph Street, Suite 7700

Chicago, Illinois 60601-7702

(312) 274-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee(3)
Common Stock, par value $0.001 per share, issuable under the SP Plus Corporation Long-Term Incentive Plan, as Amended and Restated	1,000,000	$32.16	$32,160,000	$3,508.66

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock of SP Plus Corporation (the “Registrant”) that become issuable under the SP Plus Corporation Long-Term Incentive Plan, as Amended and Restated (the “Incentive Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, on the basis of the average of the high and low prices per share of the Common Stock as reported on the Nasdaq Global Select Market on May 13, 2021.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Calculated in accordance with Section 6 of the Securities Act and Rule 457 under the Securities Act by multiplying 0.0001091 and the proposed maximum aggregate offering price, rounded up to the nearest penny.

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EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by the Registrant to register an additional 1,000,000 shares of Common Stock to be issued pursuant to the Incentive Plan, which Common Stock is in addition to the (a) 800,000 shares of Common Stock registered on the Company’s Form S-8 filed on August 2, 2018 (File No. 333-226526); (b) 800,000 shares of Common Stock registered on the Company’s Form S-8 filed on May 4, 2016 (File No. 333-211135); (c) 175,000 shares of Common Stock registered on the Company’s Form S-8 filed on April 22, 2008 (File No. 333-150379); and (d) 2,000,000 shares of Common Stock (adjusted for a 2-1 stock split) registered on the Company’s Form S-8 filed on June 4, 2004 (File No. 333-116190) (collectively, the “Prior Registration Statements”).

This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements related to the Incentive Plan are incorporated by reference herein and made a part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

(a)The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 22, 2021 (including those portions of the Registrant’s Definitive Proxy Statement for the 2021 Annual Meeting of Stockholders that are incorporated by reference into the Form 10-K);

(b)The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, which was filed with the SEC on April 29, 2021;

(c)The Registrant’s Current Reports on Form 8-K filed with the SEC on February 3, 2021 and April 14, 2021; and

(d)The description of the Registrant’s Capital Stock set forth in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 22, 2021.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Ritu Vig, Esq., who is giving an opinion on the validity of the securities being registered, is Chief Legal Officer and Corporate Secretary for SP Plus Corporation. Ms. Vig holds equity compensation awards with respect to Common Stock, owns shares of Common Stock and is eligible to participate in the Incentive Plan.

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Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) permits a corporation to indemnify any persons, including directors and officers, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of another corporation, or is or was serving at the request of such company as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interest and, with respect to any criminal actions or proceedings, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify directors and/or officers in an action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudicated to be liable to the company. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such director or officer actually and reasonably incurred. The Registrant’s Second Amended and Restated Certificate of Incorporation, as amended, and Fourth Amended and Restated Bylaws, as amended, provide for indemnification of directors or officers of the Registrant to the fullest extent permitted by the provisions of Section 145 of the DGCL, as the same may be amended and supplemented.

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages from breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s fiduciary duty of loyalty to the corporation or its stockholders,

(ii)for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s Second Amended and Restated Certificate of Incorporation, as amended, contains the provisions permitted by Section 102(b)(7) of the DGCL. If the DGCL is amended to authorize the further elimination or limitation of liability of directors, then the liability of a director of the Registrant, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by any amendment to the DGCL.

The above provisions of the DGCL are nonexclusive.

The Registrant maintains director and officer liability insurance policies that cover certain liabilities of the Registrant’s directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7. Exemption From Registration Claimed.

Not applicable.

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Item 8. Exhibits.

Incorporated by Reference

Exhibit Number	Description	Form	Exhibit	Filing Date/ Period End Date
3.1	Second Amended and Restated Certificate of Incorporation of the Company filed on June 2, 2004.	10-K	3.1	December 31, 2008
3.1.1	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of the Company effective as of January 7, 2008.	10-K	3.1.1	December 31, 2008
3.1.2	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of the Company effective as of April 29, 2010.	10-Q	3.1.3	June 30, 2010
3.1.3	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of the Company effective as of May 6, 2010.	10-Q	3.1.4	June 30, 2010
3.1.4	Certificate of Ownership and Merger, as filed with the Secretary of State of the State of Delaware on November 25, 2013, effective as of December 2, 2013.	8-K	3.1	December 2, 2013
3.2	Fourth Amended and Restated Bylaws of the Company dated January 1, 2010.	10-Q	3.1	September 30, 2016
3.2.1	Amendment to Fourth Amended and Restated Bylaws of the Company dated February 19, 2016.	10-Q	3.1.1	September 30, 2016
3.2.2	Amendment to Fourth Amended and Restated Bylaws of the Company dated August 5, 2016.	10-Q	3.1.2	September 30, 2016
4.1	Specimen common stock certificate.	10-K	4.1	December 31, 2015
5.1*	Opinion of Ritu Vig, Esq.
10.1*	SP Plus Corporation Long-Term Incentive Plan, as Amended and Restated, adopted as of March 4, 2021.
23.1*	Consent of counsel (included in Exhibit 5.1).
23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
24*	Powers of Attorney (contained on the signature page hereto).

*Filed herewith.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on May 14, 2021.

SP PLUS CORPORATION

By:	/s/ KRISTOPHER H. ROY
Kristopher H. Roy
Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer and Duly Authorized Officer)

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints each of Ritu Vig and Jerome L. Pate, his or her attorney-in- fact, with power of substitution, in his or her name and in the capacity indicated below, to sign any and all further amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange SEC, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ G MARC BAUMANN	Director, President, Chief Executive Officer and Chairman (Principal Executive Officer)	May 14, 2021
G Marc Baumann

/s/ ALICE M. PETERSON	Director	May 14, 2021
Alice M. Peterson

/s/ GREGORY A. REID	Director	May 14, 2021
Gregory A. Reid

/s/ WYMAN T. ROBERTS	Director	May 14, 2021
Wyman T. Roberts

/s/ DIANA L. SANDS	Director	May 14, 2021
Diana L. Sands

/s/ DOUGLAS R. WAGGONER	Director and Lead Independent Director	May 14, 2021
Douglas R. Waggoner

/s/ KRISTOPHER H. ROY	Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer and Duly	May 14, 2021
Kristopher H. Roy	Authorized Officer)

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